SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 13, 2004



                          American Medical Alert Corp.
             (Exact name of registrant as specified in its charter)


           New York                      333-54992                11-2571221
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)



   3265 Lawson Boulevard, Oceanside, New York                       11572
    (Address of Principal Executive Offices)                     (Zip Code)



       Registrant's telephone number, including area code: (516) 536-5850



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

     On April 13, 2004, American Medical Alert Corp., a New York corporation, issued the following press release announcing the acquisition of the operating assets of AlphaCONNECT, Inc.:



Contact:

Randi Baldwin                                   Lester Rosenkrantz
Vice President Communications & Marketing       Al Palombo
American Medical Alert Corporation              Investor Relations
(516) 536-5850                                  Cameron Associates
                                                (212) 245-8800


           AMERICAN MEDICAL ALERT CORPORATION ANNOUNCES ACQUISITION OF
            NEW JERSEY BASED ALPHACONNECT TELEPHONE ANSWERING SERVICE

AMAC Continues Drive for Growth with Synergistic Acquisition for Live Message America Subsidiary


OCEANSIDE, New York. - April 13, 2004 - American Medical Alert Corporation (NASDAQ: AMAC) a healthcare communication company, today announced the acquisition of the operating assets of AlphaCONNECT, Inc. by its Live Message America subsidiary. AlphaCONNECT is a privately held telephone answering service
(TAS) specializing in the provision of services to hospitals and medical group practices. AlphaCONNECT's service area includes Northern and Southern New Jersey and Philadelphia, thereby extending the customer base and geographic scope of AMAC's Live Message America subsidiary.

Howard M. Siegel, Chief Executive Officer and President of AMAC, commented, "Today's announcement is in keeping with our goal of making strategic acquisitions designed to augment the diversification of our revenue streams. AlphaCONNECT's customer base coupled with AMAC's scalable infrastructure will result in a meaningful expansion of our TAS business. We will integrate the AlphaCONNECT organization into our Audubon New Jersey location, operating on AMAC's new platform and continue to maximize efficiencies within our organization."

Commenting on the transaction, Stephen Alexopoulos, AlphaCONNECT's President and founder, stated, "We welcome the opportunity to become a contributing player within the AMAC organization. With the improved suite of products and increased capacity now available under the AMAC banner, we can offer a diversified level of quality services to existing clients while expanding our target market to groups not previously within our reach. This is an excellent opportunity for both our companies and we look forward to maintaining positive momentum going forward."

About AlphaCONNECT
AlphaCONNECT is an independent, owner operated telephone answering service situated in suburban New Jersey. The company's primary product is high quality, live operator telephone answering service incorporating systems which permits the company to respond specifically to the unique telephone answering and call out requirements of each of its customers.

About American Medical Alert Corp.
AMAC is a national provider of remote health monitoring devices and 24/7 communication services designed to promote early medical intervention and improve quality of life for senior, disabled and chronically ill populations. AMAC's product and service offerings include Personal Emergency Response Systems
(PERS), electronic medication reminder devices, disease management monitoring appliances and 24/7 medical on-call and emergency response monitoring. AMAC operates several National Medical On-Call and Communication Centers allowing access to trained response professionals 24/7.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases. These include uncertainties relating to government regulation, technological changes, our expansion plans and product liability risks.

                                       ###

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    April 13, 2004

                                  AMERICAN MEDICAL ALERT CORP.



                                  By: /s/ Jack Rhian
                                     -------------------------------------------
                                           Name:  Jack Rhian
                                           Title: Executive Vice President